UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2015

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

At Liberty Broadband Corporation’s (the “Company”) annual meeting of stockholders held on June 2, 2015 (the “Annual Meeting”), the following proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to elect J. David Wargo to continue serving as a Class I member of the Company’s board of directors until the 2018 annual meeting of stockholders or his earlier resignation or removal; (2) a proposal to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015 (the “auditors ratification proposal”); (3) a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the definitive proxy statement relating to the Annual Meeting under the heading “Executive Compensation” (the “say-on-pay proposal”); (4) a proposal to approve, on an advisory basis, the frequency at which future say-on-pay votes will be held (the “say-on-frequency proposal”); and (5) a proposal to adopt the Liberty Broadband Corporation 2014 Omnibus Incentive Plan (Amended and Restated as of March 11, 2015) (the “incentive plan proposal”). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal, are set forth below.

1. Election of the following Nominee to the Company’s Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
J. David Wargo	41,866,054	2,159,589	3,612,624

Accordingly, the foregoing nominee was re-elected to the Company’s board of directors.

2. The Auditors Ratification Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,568,829	31,192	38,246	—

Accordingly, the auditors ratification proposal was approved.

3. The Say-on-Pay Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,087,258	11,883,570	54,815	3,612,624

Accordingly, the say-on-pay proposal was approved.

4. The Say-on-Frequency Proposal

Votes for 3 Years	Votes for 2 Years	Votes for 1 Year	Abstentions	Broker Non-Votes
38,882,777	38,579	5,078,995	25,292	3,612,624

Accordingly, the frequency at which future say-on-pay votes will be held is every three years.

5. The Incentive Plan Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,978,626	9,007,641	39,376	3,612,624

Accordingly, the incentive plan proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2015

   LIBERTY BROADBAND CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President